UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 01, 2022

Bolt Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39988	47-2804636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 CHESAPEAKE DRIVE
REDWOOD CITY, California		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 665-9295

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BOLT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, David Dornan, Ph.D. notified Bolt Biotherapeutics, Inc. of his resignation as our Chief Scientific Officer, effective March 11, 2022. In connection with Dr. Dornan’s resignation, we entered into a consulting agreement with Dr. Dornan, dated March 3, 2022 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Dornan will serve as an advisor and provide consulting services to us for six months, to assist with a smooth transition of his duties. During this advisory period, Dr. Dornan will be paid a consulting fee equal to $500 per hour and his outstanding equity awards will continue to vest in accordance with the terms and conditions of the applicable award agreements.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Current Report.

Exhibit Number	Description
10.1	Consulting Agreement, dated March 3, 2022, by and between Bolt Biotherapeutics, Inc. and David Dornan, Ph.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bolt Biotherapeutics, Inc.

Date:	March 4, 2022	By:	/s/ William P. Quinn
William P. Quinn Chief Financial Officer